Exhibit 23.1

Consent of Independent Auditors

We consent to incorporation by reference in the registration statements (No.’s 333-150710, 333-173883, 333-183115, 333-211357, 333-238564, 333-266526, 333-272340) on Form S-8 and in the registration statement (No. 333-253236) on Form S-3 of Enovis Corporation of our report dated February 1, 2024, with respect to the consolidated financial statements of Limacorporate S.p.A., which report appears in the Form 8-K/A of Enovis Corporation dated February 20, 2024.

/s/ KPMG S.p.A.

Padua, Italy

February 20, 2024

KPMG S.p.A. è una società per azioni di diritto italiano e fa parte del network KPMG di entità indipendenti affiliate a KPMG International Limited, società di diritto inglese.	Ancona Bari Bergamo Bologna Bolzano Brescia Catania Como Firenze Genova Lecce Milano Napoli Novara Padova Palermo Parma Perugia Pescara Roma Torino Treviso Trieste Varese Verona

Società per azioni

Capitale sociale

Euro 10.415.500,00 i.v.

Registro Imprese Milano Monza Brianza Lodi

e Codice Fiscale N. 00709600159

R.E.A. Milano N. 512867

Partita IVA 00709600159

VAT number IT00709600159

Sede legale: Via Vittor Pisani, 25

20124 Milano MI ITALIA